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                                                                    EXHIBIT 10.8

                          STRATEGIC ALLIANCE AGREEMENT

      This Strategic Alliance Agreement (the "Agreement") is entered into as of January 15, 1998 by and between InterVU Inc., a Delaware corporation ("InterVU"), and MatchLogic, Inc., a Delaware corporation ("MatchLogic"). InterVU and MatchLogic are hereinafter referred to as the "Parties."

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 "Ad Management Services Company" means a company, or a division of a company, including without limitation Focalink and Imgis, that provides third party advertising management services to Clients. If a company, such as DoubleClick, or a division of such company provides services solely to websites and not Clients, such company or division shall not be considered an Ad Management Services Company.

      1.2 "Client" means an advertiser, whether acting directly or through an advertising agency or other similar agent such as a media buyer.

      1.3 "CPM" means the price charged (on a cost-per-thousand basis) to Clients with respect to Media Rich Ads.

      1.4 "Disclosing Party" means the Party disclosing its Proprietary Information to the other Party.

      1.5 "Media Rich Ad" means a website advertisement utilizing Media Rich Technology.

      1.6 "Media Rich Services" means, as to InterVU, the serving up of Media Rich Ads to Internet websites and, as to MatchLogic, both the serving up of Media Rich Ads to Internet websites and the provision of administrative services (including site setups, testing, report setups, central ad control and online reporting of impression counts and click-through counts and percentages) for Media Rich Ads.

      1.7 "Media Rich Technology" means * and other existing or future multimedia advertising solutions as agreed from time to time.

      1.8 "Net Revenues" means all gross revenues received by the Parties with regard to

* The material indicated herein by asterisks has been omitted from this document pursuant to a request for confidential treatment.


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Media Rich Services, less actual refunds to Clients, commissions paid to advertising agencies and consideration, royalties and fees paid to licensors or vendors of Media Rich Technology.

      1.9 "Primary Party" means the Party who successfully solicits the Client for a particular project. A Primary Party, in its sole discretion, may offer to turn the billing and collection responsibilities over to the other Party and become a Secondary Party on that account for such project. Generally the Primary Party would formally be a prime contractor to the Client and the Secondary Party would be a subcontractor to the Primary Party.

      1.10 "Proprietary Information" means confidential and proprietary information of a Party, or of a third person who has entrusted it to the Party.

      1.11 "Receiving Party" means the Party receiving Proprietary Information from the other Party.

      1.12 "Secondary Party" means, for each Client project, the Party that is not the Primary Party.

      1.13 "Service Provider" means either Party as it provides its Media Rich Services to the other Party on behalf of Clients.

      1.14 "Up-Sell" means any services other than standard Media Rich Services offered by the Party and other than evolutionary (not revolutionary) or quantitative (not qualitative) improvements or upgrades thereof. Without limitation, InterVU's * and * are Up-Sells and Matchlogic's * and * are Up-Sells.

                                   ARTICLE II
                                  THE ALLIANCE

      The Parties agree to collaborate exclusively with each other (except as expressly excepted in this Agreement) in the provision of Media Rich Services on behalf of Clients.

      2.1 Services and Exclusivity. InterVU and MatchLogic agree to be each other's sole Service Provider in the provision of Media Rich Services on behalf of Clients in the following manner:

            (a) (i) InterVU agrees to use its knowledge, technology and personnel to assist MatchLogic in serving up all of MatchLogic's and InterVU's Clients' Media Rich Ads to Internet websites, subject to Section 2.2.


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                  (ii) During the term of this Agreement, except as allowed by
Section 2.2, InterVU will not distribute any Media Rich Ads for any Ad Management Services Companies other than MatchLogic.

                  (iii) Notwithstanding the foregoing, neither Party shall be obligated to enter into any campaign on which it projects an actual financial loss.

            (b) During the term of this Agreement, subject to Section 2.2, MatchLogic agrees to provide its Media Rich Services to all of MatchLogic's and InterVU's Clients' Media Rich Ad projects, and agrees to use InterVU as its exclusive Service Provider on every matter where MatchLogic provides its own Media Rich Services.

      2.2 Exceptions.

            (a) Neither InterVU nor MatchLogic will be required to use the other Party's Media Rich Services as to a particular project if (i) the other Party has consistently failed to meet prevailing industry standards for performance on previous projects using the Media Rich Technology to be used on the new project, unless the other Party demonstrates it has modified or improved its technology or processes sufficiently to enable it to meet such standards for the new project, (ii) * (iii) * (iv) the other Party exercises its Decline Right according to Section 2.3 with application to such project or the Media Rich Technology to be used on such project.

            (b) If a Client discloses to a Party an intention or inclination to refuse to use the Media Rich Services of the other Party or to designate a different Service Provider to perform such Media Rich Services, the first Party
(i) shall (unless the first Party is allowed by Section 2.2(a) not to use the other Party's Media Rich Services as to the particular project) inform the Client that it will not provide the Media Rich Services without the other Party,
(ii) shall, if not contractually prohibited, promptly advise the other Party of the ongoing negotiations with the Client and the Client's intention/inclination to refuse to use the Media Rich Services of the other Party or to designate a different Service Provider to perform such Media Rich Services and (iii) shall not provide (unless the first Party is allowed by Section 2.2(a) not to use the other Party's Media Rich Services as to the particular project) Media Rich Services to this Client as to the particular project, unless otherwise agreed to in writing by the other Party.

            (c) In addition, InterVU need not use MatchLogic as the Ad Management Services Company from and after *, for Media Rich Ads using V-Banner.

      2.3 Decline Right.

            (a) As new Media Rich Technology is developed by third parties to be used in Media Rich Ads, MatchLogic may request InterVU to provide Media Rich Services for Media


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Rich Ads containing such new Media Rich Technology. InterVU has the right, and at its sole discretion, to decline to develop the processes required for the distribution of such particular new Media Rich Technology. InterVU may withdraw this declination at any time; provided that such withdrawal of the declination shall not apply to the extent MatchLogic has entered into a contract for a particular campaign with any third party regarding the new Media Rich Technology. For the duration of this exercise of InterVU's Decline Right, MatchLogic may utilize any other Service Provider and/or means to serve up such particular new Media Rich Technology.

            (b) MatchLogic has the right, with regard to any Media Rich Ad project, to decline to provide the ad management services. Upon the exercise of MatchLogic's Decline Right, InterVU may then utilize any other Ad Management Services Company and/or means to provide the ad management services for such project.

      2.4 Revenue Sharing. Unless otherwise agreed to by the parties in writing, with regard to all their Net Revenues received by either Party with regard to Media Rich Services provided by either Party to Clients (other than with regard to projects on which, under Section 2.2, the other Party could be and was excluded from participation), InterVU and MatchLogic agree (in consideration of this Agreement and of their collaboration on many projects) to share the Net Revenues according to the Standard Revenue Sharing Table and Rules for Variations on the attached Schedule 2.4, and to provide accountings and payments to each other at least monthly (by the 15th day of each calendar month). A Party receiving a prepayment from a Client shall, however, immediately send * percent (*%) of such prepayment (net of commissions paid to the advertising agency from the prepayment) to the other Party. The Primary Party shall in any event be obligated to pay the Secondary Party at least *% of its share of Net Revenue within 60 days of the end of the month in which the Secondary Party's services were performed. No repayment is required even if the Client pays no Net Revenue (i.e., to the extent of such assured *% only the Primary Party bears the credit risk).

            (a) The Parties agree to, at the end of each calendar quarter, confer to determine whether any changes to Schedule 2.4 are appropriate in view of, among other things, InterVU's verifiable bandwidth costs. The Parties agree that Schedule 2.4 should be revised from time to time upon written consent of the parties, even if not revised in any other way, to adjust the * and split of
* to enable InterVU to maintain a reasonable gross profit margin for 25KB file size products on all prospective Media Rich Ads with requirements greater than 25KB. The Parties agree that the * split of Base Net is not subject to revision.

            (b) The Primary Party for a Client will be responsible for billing and collecting fees for both Parties' Media Rich Services for such Client. The Secondary Party need not reimburse the Primary Party for any of the associated expense.

            (c) InterVU will be responsible for negotiating and contracting with licensors of future-developed Media Rich Technology. MatchLogic need not reimburse for any of the associated expense unless the parties agree.


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      2.5 Fair Allocation. It is understood that either Party may already be providing, or may provide in the future, to any Client services (including, without limitation, Up-Sells) in addition to Media Rich Services (the "Other Services"). For purposes of this Section 2.5, a Party's Media Rich Services on projects on which, under Section 2.2, the other Party could be and was excluded from participation shall be considered Other Services instead of Media Rich Services. To preserve the integrity of the Section 2.4 allocation of Net Revenues, such Party shall charge a fair market price to the Client for the Media Rich Services and for the Other Services. Prices charged (on a relative basis) as of the date of this Agreement shall be presumed to be the fair market prices, so the burden shall be on the performing Party to prove the justifiability (based on pricing for similar customers for similar services within the prior three months) of any deviation unfavorable to the Media Rich Services. Any "package discount" (other than volume discounts pertaining solely to the volume of Other Services) or other special consideration from or to the Client shall be allocated pro rata (by revenues) between the Media Rich Services versus the Other Services.

      2.6 Liability Protection. Each Party shall provide to the Client liability protection against failure to provide its Media Rich Services at least as favorable to the Client as the Party's standard liability protection against failure to provide its Media Rich Services, or as set out in a mutually acceptable campaign liability agreement provided by both Parties to the Client for individual campaigns. The Primary Party shall provide such protection (as it elects to provide) directly to the Client. The Secondary Party shall provide such protection (as it elects to provide) directly to the Primary Party, which shall pass it through to the Client.

      2.7 Audits. Each Party shall keep and maintain for no less than two years detailed and accurate books and records with regard to Net Revenues, Section 2.4 allocations, the amount and fairness of pricing of Other Services for Clients, payments to Media Rich Technology licensors and the calculation thereof. The Secondary Party shall be entitled to review and audit such books and records from time to time during normal business hours upon reasonable notice to the Primary Party and at the Secondary Party's expense; provided that the Primary Party will bear any such expense if the review or audit shows an underpayment of more than five percent (5%) for the applicable period.

      2.8 Client Identification. Once the Primary Party has established a Client relationship (as evidenced by a signed contract between the Primary Party and the Client), the Secondary Party agrees it will not call upon that Client to independently sell Media Rich Services in an effort to displace the Primary Party and secure Primary Party status for itself.


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                                   ARTICLE III
                              JOINT EFFORT PROJECTS

      InterVU and MatchLogic agree to use their reasonable commercial efforts to work jointly together in the following matters, with regard to each of which each Party shall bear its own expenses:

      3.1   Joint Sales and Promotion Efforts.

            (a) To sell and promote (in all venues and media) joint Media Rich Services for Media Rich Ads in each Party's individual sales and promotional efforts, and to cooperate on joint sales and promotion efforts of joint Media Rich Services. InterVU agrees not to joint market or promote Media Rich Ad services with any other Ad Management Services Company.

            (b) MatchLogic will use best efforts to promote Media Rich Ad projects and InterVU to its Clients and to generate Media Rich Ad business for InterVU. InterVU will use best efforts to promote the services of an Ad Management Services Company (namely, MatchLogic) to its Clients and to generate Ad Management Services Company business for MatchLogic.

            (c) The Parties shall develop a trade name, service mark, trademark, logo and/or similar intellectual property (collectively, the "Marks") to refer to their collaborative provision of Media Rich Services. The Marks shall be jointly owned and each Party agrees that it shall not, either during or after the term of this Agreement, license-out any Marks or use any of the Marks except to refer to collaborative provision of Media Rich Services by the two Parties together, and only with the prior written approval of the other Party.

            (d) The Parties agree to charge each other reduced rates (adjusted every third month) for any Media Rich Services used by either Party for internal (consumer) promotional campaigns. InterVU agrees to provide MatchLogic a promotional * rate for standard Media Rich Technology (25KB V-Banner size) and a mutually-agreed-upon charge for other formats offered by InterVU if promotional text and a link to the EyeQ download site is placed on the sweepstakes offer webpage for such promotion.

      3.2 Data Exchange.

            (a) Throughout the term of this Agreement, InterVU shall provide database information on user connectivity levels to MatchLogic and (except to the extent InterVU is contractually precluded from doing so) shall permit MatchLogic to set its "cookie" for each registration.

            (b) InterVU agrees to provide MatchLogic with a copy of its current database of e-mail addresses and associated data collected during registration of InterVU registrants. However, MatchLogic agrees that MatchLogic's first contact with such registrants must (i) be


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expressly approved by InterVU and (ii) identify InterVU as the sender of the message; and MatchLogic further agrees that MatchLogic will send no additional e-mail to a registrant unless and until the registrant affirmatively agrees that MatchLogic may do so.

            (c) MatchLogic agrees to provide instructions related to adding the relevant questions for the purpose of gathering new data from InterVU registrations. Until April 13, 1998, InterVU shall not unreasonably decline to include such questions and (except to the extent InterVU is contractually precluded from doing so) InterVU shall provide a copy of the registration data from such registrations to MatchLogic. Such data gathering shall comply with all third-party data gathering policies and standards set forth by TrusteE.

            (d) If the Parties have not entered into a definitive data sharing agreement by April 13, 1998, MatchLogic shall (i) provide InterVU with any MatchLogic enhancements of data from the "old" InterVU database, (ii) provide InterVU with a copy of the new data gathered from InterVU registrations and
(iii) pay InterVU * for joint title to each completed registration gathered between January 13 and April 13, 1998.

            (e) In consideration of this Section 3.2, MatchLogic agrees that it shall not in any event before * use any MatchLogic or InterVU data for any push video e-mail services or video syndication services that InterVU is not delivering, or use data with any website owned by a company involved in video production or distribution.

      3.3 Technical Architecture. To notify each other on technical architecture matters including expansion plans related to Media Rich Services provided under this Agreement.

      3.4 Intel Proposal. To create and present a joint proposal to Intel forthwith.

      3.5 Press Releases. To jointly develop and approve press releases and other public releases announcing the formation of this strategic alliance and any other newsworthy event or fact pertaining to the strategic alliance. Neither Party shall issue any such press release or other public release without the other's prior approval (which shall not be unreasonably withheld), unless disclosure is required by law or by stock exchange or Nasdaq rule. If InterVU obtains confidential treatment from the Securities and Exchange Commission for any portion of this Agreement, MatchLogic shall seek confidential treatment for such portion in any of its filings with the Securities and Exchange Commission.

      3.6 Joint Developments.

            (a) To attempt, when both parties wish under a business plan to be agreed upon (which shall include specific intellectual property allocations), to jointly develop new technologies and services related to the management and distribution of Media Rich Ads.

            (b) To work exclusively with each other for the development and provision of push video e-mail services; provided, that if the Parties have not agreed on a definitive e-mail


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agreement by March 31, 1998, this Section 3.6(b) shall become void; and provided further, that such exclusivity shall not apply as to a particular project if the database owner refuses to use the Media Rich Services of the other Party or designates a different Service Provider to perform such Media Rich Services. The Parties will work together to develop requirements and create a workable business plan for consideration by the Parties. In the event both Parties endorse the business plan, the Parties will share equitably in the mutually approved expenses to bring the new service to market and to support the new service.

                  In support of InterVU customers that wish push video e-mail services or traditional e-mail services, MatchLogic will provide all necessary e-mail management, delivery, tracking and reporting services (not including any cost related to list rental or hygiene, which cost comes off the top) in return for *% of the "Net Revenues", based on a mutually established price.

                  If MatchLogic customers wish to upgrade their existing MatchLogic e-mail campaigns to add video capability, then in return for providing video e-mail delivery services, InterVU is entitled to *% of the additional "Net Revenues" earned by MatchLogic for the additional video service.

                  MatchLogic will offer InterVU a promotional rate for traditional e-mail services that are used for InterVU's own promotional purposes, rather than for direct revenue generation.

      3.7 Co-Location.

            (a) If, as and when feasible (and allowed by the applicable Internet service provider ("ISP")), InterVU will permit MatchLogic to put its distribution equipment into InterVU's server racks located at InterVU delivery centers *. MatchLogic shall not use such equipment to serve up Media Rich Ads. Such equipment shall remain MatchLogic's property at all times. MatchLogic shall remove such equipment upon expiration or termination of this Agreement or when required by InterVU's agreement with the ISP.

            (b) To explore (above and beyond Section 3.7(a)) co-location of servers to reduce bandwidth costs.


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                                   ARTICLE IV
                               TECHNOLOGY LICENSES

      4.1 Licenses to MatchLogic. InterVU hereby grants MatchLogic a non-exclusive, non-sublicenseable, non-transferable license and right to use InterVU's bandwidth optimization, EyeQ and AllEyes technology on projects for which Net Revenues are shared pursuant to Section 2.4.

      4.2 Licenses to InterVU. MatchLogic hereby grants InterVU a non-exclusive, non-sublicenseable, non-transferable license and right to use MatchLogic's technology related to cache management and TrueCount technology on projects for which Net Revenues are shared pursuant to Section 2.4.

      4.3 Termination. These licenses shall expire upon the termination or expiration of this Agreement. No other license is granted by either Party of any Proprietary Information, technology or intellectual property. No license of any trade name, trademark or servicemark of either Party is granted under this Agreement.

                                    ARTICLE V
                                 CONFIDENTIALITY

      5.1 Non-disclosure and Non-use. Each Party recognizes the importance to the other of the other's Proprietary Information. Accordingly, each Party as Receiving Party agrees as follows: (a) to hold the Disclosing Party's Proprietary Information in confidence as a fiduciary and to take all reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials), (b) not to divulge any such Proprietary Information or any information derived therefrom to any third person and (c) not to make any use whatsoever at any time of such Proprietary Information except as expressly authorized in this Agreement. Any employee given access to any such Proprietary Information must have a legitimate "need to know" and shall be similarly bound in writing to confidentiality and non-use under such Party's standard employee confidentiality and non-use agreement.

      5.2 Exceptions. Notwithstanding anything in this Agreement to the contrary, Proprietary Information of a Party need not be treated as such by the other Party if it is or has become:

            (a) published or otherwise available to the public other than by a breach of this Agreement;

            (b) rightfully received by the Receiving Party from a third party not obligated under this Agreement and without confidential limitation;

            (c) approved in writing for public release by the Disclosing Party;


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            (d) demonstrated by written records to be known to the Receiving
Party prior to its first receipt of the same from the Disclosing Party;

            (e) demonstrated by written records to be independently developed by the Receiving Party; or

            (f) required by law to be disclosed to a governmental agency or court.

      5.3 Return of Proprietary Information. Upon termination or expiration of this Agreement, each Party shall (a) return to the other Party the original and all copies of any Proprietary Information provided by such other Party and any derivatives, reflections, summaries or analyses thereof or studies or notes thereon, and (b) at the other Party's request, have one of its officers certify in writing that it shall not make any further use of such Proprietary Information.

                                   ARTICLE VI
                              TERM AND TERMINATION

      6.1 Term. The initial term of this Agreement shall commence on the date first set forth above and remain in full force and effect for three (3) years (the "Initial Term"). This Agreement shall automatically renew for additional one (1) year periods (each an "Extension Period") unless, prior to ninety (90) days before the end of the Initial Term or the Extension Period, as the case may be, either Party gives written notice to the other that it chooses not to extend the Agreement. In this manner the term of the Agreement may, so long as neither Party gives notice that it chooses not to extend the Agreement, be extended indefinitely. However, either Party may at any time terminate this Agreement for breach pursuant to this Article VI.

      6.2 MatchLogic's Option to Terminate. MatchLogic may, at its sole option and discretion, terminate this Agreement if InterVU fails, within 7 days of the date set forth above, to provide written proof of an executed Royalty Agreement with Narrative Communications Corporation. In the event that InterVU provides written notice of its failure to enter into the Royalty Agreement with Narrative Communications Corporation, MatchLogic's option to terminate under this Section
6.2 shall expire 3 days after MatchLogic is provided with such written notice. In the event that MatchLogic exercises its termination rights under this Section 6.2, only the provisions of Article V shall survive such termination unless there is a dispute under Article V, in which case, Sections 7.2, 7.3, 7.14, 7.15 and 7.16 shall survive only as they relate to an Article V dispute.

      6.3 Termination with Cause. This Agreement may be terminated immediately by: (a) either Party in the event the other Party breaches any material provision of this Agreement and does not remedy such breach within thirty (30) days following notice (detailing such breach) from the non-breaching Party; or
(b) either Party in the event an involuntary petition is filed


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against the other Party under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof.

      6.4 No Election. Termination of this Agreement shall not serve to limit the terminating Party's rights and remedies under applicable law arising from any prior breach, or otherwise under the terms of the Agreement.

      6.5 Survival. Except for termination pursuant to Section 6.2, the provisions of Article V and Sections 2.7, 7.2, 7.3, 7.14, 7.15 and 7.16 shall survive any termination or expiration of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 Force Majeure. Neither Party to this Agreement will be liable for failure to perform any of its obligations hereunder during any period in which such performance is delayed by fire, flood, war, riot, embargo, organized labor stoppage, earthquake, Internet outage, acts of civil and military authorities, or any other acts beyond its reasonable control, provided that the Party suffering such delay promptly notifies the other Party of the delay.

      7.2 Arbitration.

            (a) Any controversy, claim or dispute between the Parties to this Agreement arising out of, in connection with, or in relation to the interpretation, validity, performance or breach of this Agreement (other than one relating to Article V or to the ownership, improper use or unauthorized use of any technology or intellectual property) shall, at the request of either Party, be resolved to the exclusion of a court of law by binding arbitration in San Diego, California, in accordance with the Arbitration Procedures attached hereto as Schedule 7.2.

            (b) The arbitrator(s) shall be empowered to award relief which is legal and/or equitable in nature, as appropriate.

            (c) Except to the extent expressly contradicted by this Agreement, the arbitration provisions of Section 1280 et seq. (Part 3, Title 9) (with the exception of Section 1283.05) of the California Code of Civil Procedure shall be fully applicable to this Agreement.

            (d) Except for applications or other procedures to obtain provisional relief from a court as contemplated by California Code of Civil Procedure Section 1281.8 or any equivalent statute, if any controversy, claim or dispute between the Parties to this Agreement arising out of, in connection with, or in relation to the interpretation, validity, performance or breach of this Agreement becomes the subject of a judicial action and, despite the other Party's request for arbitration, for any reason remains the subject of a judicial action, all decisions of fact


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and law shall be determined by reference pursuant to Section 638 et seq.
(Part 2, Title 8, Chapter 6) of the California Code of Civil Procedure. The Parties shall designate to the court as referees three persons determined by the Parties in accordance with the provisions established for the selection of an arbitration panel pursuant to this Agreement; but if arbitrator(s) are already selected pursuant to this Agreement the reference shall be to such arbitrator(s).

      7.3 Controlling Law and Venue. This Agreement and the performance of the Parties hereunder shall be construed in accordance with and governed by the laws of the State of California, U.S.A. as applied to agreements between California residents to be performed entirely within California. Subject to Section 7.2, the Superior Court of San Diego County and/or the United States District Court for the Southern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each Party hereby consents to such exclusive and personal jurisdiction and venue.

      7.4 Severability. If any provisions of this Agreement, or application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be to any extent invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force.

      7.5 Entire Agreement. This Agreement and any exhibits or attachments hereto, all of which are incorporated by this reference, constitute the entire agreement and understanding between the Parties with respect to its subject matter and supersede any prior or contemporaneous oral or written negotiations, understandings or agreements. However, any previous non-disclosure/non-use agreement is expressly not superseded.

      7.6 Amendment. This Agreement may be amended or supplemented only by a writing that refers specifically to this Agreement and is signed by duly authorized representatives of both Parties.

      7.7 Waiver. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      7.8 Limitation of Liability. EXCEPT FOR SECTION 2.6 OR A BREACH BY A PARTY OF ARTICLE V, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PRECEDING SENTENCE'S LIMITATION OF LIABILITY SHALL NOT APPLY TO ANY (PRE-TERMINATION OR POST-TERMINATION) BREACH AFTER THE OTHER PARTY HAS TERMINATED THIS AGREEMENT UNDER SECTION 6.3(a). EXCEPT FOR SECTION 2.6 OR A BREACH BY A PARTY OF ARTICLE V, IN NO EVENT


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SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT EXCEED THE GREATER OF *.
EACH PARTY DISCLAIMS ALL WARRANTIES WITH REGARD TO ITS TECHNOLOGY, CAPABILITIES AND SERVICES, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR N0N-INFRINGEMENT.

      7.9 Notices. All notices required to be sent by either Party under this Agreement must be in writing and shall be deemed given at the earliest of (a) when actually received, (b) when sent by confirmed telecopy, (c) one business day after being sent by commercial overnight courier with written verification of receipt or (d) three business days after being mailed postage prepaid by certified or registered mail, return receipt requested, to the Party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing in accordance with this Section:

                        InterVU:

                        201 Lomas Santa Fe Drive
                        Solana Beach, CA 92075
                        Attention:  Chief Executive Officer

                        Fax:  (619) 793-2525

                        MatchLogic:

                        400 South McCaslin Blvd.
                        Louisville, CO 80027
                        Attention:  Chief Financial Officer

                        Fax:  (303) 665-0827

      7.10 Independent Contractors. Nothing contained in this Agreement is intended or is to be construed to constitute InterVU or MatchLogic as partners or joint venturers or either Party as an employee of the other Party. Except as expressly provided herein, neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party. Each agrees not to purport to do so.

      7.11 Successors and Assigns. This Agreement and the rights and obligations arising hereunder shall be binding upon and inure to the benefit of the Parties and to their respective successors and permitted assigns. Subject to the following sentence, neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, either Party may assign this Agreement and its rights and obligations hereunder, as an entirety, as a part of an acquisition of the Party by merger or an acquisition of all or substantially all of the Party's assets. *

      7.12 Headings. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

      7.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed via facsimile signature.

      7.14 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

      7.15 Equitable Remedies. Subject to Section 7.2, each Party acknowledges and agrees that the legal remedies available to the other Party in the event the first Party violates the covenants and agreements made in this Agreement would be inadequate and that the other Party shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which the other Party may have at law or in equity.

      7.16 Indemnification. Each Party agrees to indemnify, defend and hold harmless the other Party and such other Party's directors, officers, employees, agents, consultants, shareholders and subsidiaries (the "Indemnitees") from all expenses, costs, losses and damages that a court finally awards or amounts actually paid in settlement by the Indemnitees as a result of any claim, action or suit by a third party, arising from the first Party's acts or omission in providing Media Rich Services under this Agreement, plus reasonable defense attorney fees, costs and expenses.

      If any lawsuit or enforcement action is filed against any Indemnitee, written notice thereof shall be given to the first Party as promptly as practicable; provided that the failure of any Indemnitee to give timely notice shall not affect rights to indemnification hereunder except to the extent that the first Party demonstrates actual damage caused by such failure. After such notice, if the first Party shall acknowledge in writing to such Indemnitee that the first Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the first Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice (subject to the approval (for competence, experience, independence and absence of conflict of interest) of the Indemnitee) to handle and defend the same, at the first Party's cost, risk and expense; and such Indemnitee shall thereafter cooperate in all reasonable respects with the first Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The fees of such attorneys, and all amounts payable by the first Party under this Section, shall be payable as incurred and on demand. The Indemnitee may also, through independent counsel and at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

      No settlement calling for anything on the part of an Indemnitee other than the payment of money may be effected by the first Party without the prior written approval of the Indemnitee. No Indemnitee shall enter into a settlement calling for the payment of money (under this Section or otherwise), or for any other thing, by the first Party without the prior written approval of the first Party.


                [Remainder of This Page Intentionally Left Blank]

      IN WITNESS HEREOF, the Parties have entered into this Agreement as of the date first written above.


                                    INTERVU INC.

                                    By:     /s/ Harry Gruber
                                            ------------------------------------
                                    Title:  Chief Executive Officer


                                    MATCHLOGIC, INC.

                                    By:     /s/ Steve Harris
                                            ------------------------------------
                                    Title:  Executive Vice President

                                  SCHEDULE 2.4

Standard Revenue Sharing Table

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File Size
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
< 25 KB
25.1 - 49.9 KB
  50 - 74.9 KB
  75 - 99.9 KB
 100 - 124.9 KB
 125 - 149.9 KB
 150 - 174.9 KB
 175 - 200 KB

*


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                                  SCHEDULE 7.2
                             ARBITRATION PROCEDURES

ESTABLISHMENT OF FORUM

      Arbitration shall be initiated by one Party sending to the other a Notice of Arbitration, by first class United States mail, which notice must contain a description of the dispute, the amount involved, and the remedy sought. Unless the Parties agree on one arbitrator within ten days thereafter, each Party shall, within 20 days after the mailing of the initiating notice, choose one arbitrator, and the two arbitrators chosen shall, within 30 days after the mailing of the initiating notice, select a third arbitrator. A person shall be ineligible to be an arbitrator if he/she (or any of his/her affiliates) is an affiliate of, vendor or service provider to, or customer of, any Party or any of any Party's affiliates. The arbitration shall be held within 90 days after the mailing of the initiating notice, at a date, time and place determined (subject to this Agreement) by majority vote of the arbitrators.

PRE-HEARING CONFERENCE

      The arbitrator(s) shall schedule a pre-hearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues.

DISCOVERY

      The Parties agree to expedite the arbitration proceedings by placing the following limitations on discovery:

            a. Each Party may propound only one interrogatory, which shall be limited to requesting the names and addresses of the witnesses to be called at the arbitration hearing.

            b. On a date to be determined at the pre-hearing conference, each Party may serve one request for the production of documents. The documents are to be exchanged two weeks later.

            c. Each Party may depose five witnesses. Each deposition must be concluded within four hours and all depositions must be taken within thirty (30) days of the pre-hearing conference. Any Party deposing an opponent's expert must pay the expert's fee for attending the deposition.

THE HEARING

      I. The Parties must file briefs with the arbitrator(s) at least three (3) days before the hearing, specifying the facts each intends to prove and analyzing the applicable law.

      II. The Parties have the right to representation by legal counsel throughout the arbitration proceedings.

      III. Judicial rules of evidence and procedure relating to the conduct at the hearing, examination of witnesses, and presentation of evidence do not apply. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence on which responsible persons are accustomed to rely on in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law.

      IV. Within reasonable limitations, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence, as long as these rights are exercised in an efficient and expeditious manner.

      V. Any Party desiring a stenographic record may secure a court reporter to attend the proceedings. The requesting Party must notify the other Party of the arrangements in advance of the hearing and must pay for the cost incurred.

      VI. Any Party may request the oral evidence to be given under oath.


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

THE AWARD

      I. The decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator(s) may grant any remedy or relief which is just and equitable.

      II. The award must be made in writing and signed by either the arbitrator or a majority of the arbitrators if a panel is used. It shall contain a concise statement of the reasons in support of the decision.

      III. The award must be mailed promptly to the Parties, but no later than thirty (30) days from the closing of the hearing.

      IV. The decision of a majority of the arbitrators shall be final and binding upon the Parties and their respective successors and assigns.

FEES AND EXPENSES

      The arbitrator(s) must award attorney fees, witness fees and other costs and expenses of the arbitration to the prevailing Party.


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